Exhibit 1.1

Renalytix AI plc

[•] Ordinary Shares

and

[•] American Depositary Shares

Representing [•] Ordinary Shares

(Nominal value £0.0025 Per Share)

Underwriting Agreement

July [•], 2020

J.P. Morgan Securities LLC

Stifel, Nicolaus & Company, Incorporated

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Ladies and Gentlemen:

Renalytix AI plc, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) or, as the case may be, purchasers procured by the Underwriters, an aggregate of [•] ordinary shares, nominal value £0.0025 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”) and [•] American Depositary Shares (“ADSs”), each representing two Ordinary Shares (the “Firm ADSs” and, together with the Firm Shares, the “Firm Securities”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional [•] ADSs (the “Additional Securities”) as provided in Section 2. The Firm Securities and, if and to the extent such option is exercised, the Additional Securities are collectively called the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Additional Securities and the Offered Securities herein also includes the Ordinary Shares represented by the ADSs.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of the Closing Date (as hereinafter defined), by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and the holders from time to time of the ADRs evidencing the ADSs issued hereunder.

For the purposes of this Agreement, references to the sale and purchase of the Offered Securities in the form of Ordinary Shares is to the respective issuance of or subscription for those Ordinary Shares.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-239414), including a prospectus, relating to the Offered Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July [•], 2020 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [•] [A/P].M., New York City time, on July [•], 2020.

2. Purchase of the Offered Securities.

(a) The Company agrees to issue and sell the Firm ADSs and the Firm Shares to the several Underwriters (who in the case of the Firm Shares will hold such Firm Shares as nominee for the purchasers thereof) as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, (i) to purchase from the Company the respective number of Firm ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto and (ii) to procure, as agent for the Company, purchasers for the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule 1 hereto or, failing which, purchase such Firm Shares itself. The purchase price per Firm ADS and Firm Share to be paid by the Underwriters to the Company shall be $[•] per Firm ADS and £[•] per Firm Share, respectively, provided that in the case of Firm Shares purchased by purchasers procured by the Underwriters, the price per Firm Share to be paid by purchasers procured by the Underwriters shall be £[•] and the amount of £[•] per Firm Share shall be paid by the Company to the Underwriters on the Closing Date as a commission (and such commission may be deducted from the payment to be made by the Representatives to the Company pursuant to Section 2(c).

In addition, the Company agrees to issue and sell the Additional Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Additional Securities from the Company at the purchase price per ADS to be paid by the Underwriters for the Firm ADSs, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Additional Securities.

If any Additional Securities are to be purchased, the number of Additional Securities to be purchased by each Underwriter shall be the number of Additional Securities which bears the same ratio to the aggregate number of Additional Securities being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm ADSs being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Additional Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth (i) the aggregate number of Additional Securities and (ii) the date and time at which certificates for the Additional Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to offer for sale (i) to the public in the United States their respective portions of the Firm ADSs and (ii) in a private placement in Europe their respective portions of the Firm Shares, in each case, initially on the terms set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable. The Company acknowledges and agrees that the Underwriters may offer and sell the Offered Securities to or through any affiliate of an Underwriter.

(c) Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, at 10:00 A.M. New York City time on July [•], 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Additional Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Securities. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date,” and the time and date for such payment for the Additional Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Offered Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Offered Securities to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any stamp duty, stamp duty reserve, documentary, issuance, transfer, capital, registration or other similar taxes or duties (the “Transfer Tax”) required to be paid in respect of the issuance and delivery of such Offered Securities to the Underwriters duly paid by the Company.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date of this Agreement, as of the Closing Date and as of each Additional Closing Date, if any, as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, such approval not to be unreasonably withheld or delayed. Each such Issuer Free Writing Prospectus complied, or will comply, in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and (except as expressly set forth in such Issuer Free Writing Prospectus) does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with any other Issuer Free Writing Prospectus(es) and the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the applicable requirements of the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Form F-6. A registration statement on Form F-6 (File No. 333-239729), and any amendments thereto, in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and has been declared effective by the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “F-6 Registration Statement”); as of the applicable effective date of the F-6 Registration Statement and any post-effective amendment thereto, the F-6 Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year end adjustment and do not contain certain footnotes as permitted by the applicable rules of the Commission, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. There are no financial statements that are required by the Securities Act to be included in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are not included as required.

(i) No Material Adverse Change. Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the Company’s issued share capital (other than the issuance of Ordinary Shares upon exercise of share options described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital (other than the distribution in specie related to Verici Dx Limited (“Verici”), or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries have entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries have sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Incorporation and Good Standing. The Company and each of its subsidiaries have been duly incorporated and are validly existing under the laws of their respective jurisdictions of incorporation. The Company and its subsidiaries are duly qualified to do business and are in good standing (or their jurisdictional equivalent) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(k) FractalDx Agreements. The Company and Verici each have full right, power and authority to execute and deliver, as applicable, the asset purchase agreement and debenture, in each case, dated May 4, 2020, between the Company and Verici and the secured convertible loan note issued by Verici to the Company and dated May 4, 2020 (collectively, the “FractalDx Agreements”) and to perform their obligations thereunder and each FractalDx Agreement is valid and enforceable against the Company and Verici, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(l) Capitalization. The Company has an issued and outstanding share capital as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and are not subject to any call for the payment of further capital and were issued free of any liens, encumbrances, rights of first refusal, pre-emptive or other similar rights, save for any rights of pre-emption under the Companies Act that were duly waived or disapplied, and have been issued in compliance with the Company’s articles of association and applicable law; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights granted by the Company (including, without limitation, pre-emptive rights (save for those granted under applicable law)), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of the Company or any of its subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital or other equity interests of the Company’s subsidiaries owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m) Share Options. With respect to the share options (the “Share Options”) granted pursuant to the share option plans, share-based compensation plans or other plans of the Company and its subsidiaries (the “Company Share Plans”), (i) each Share Option intended to qualify as an “incentive stock option” under Section 422 of the Code (defined below) so qualifies , (ii) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in all material respects in accordance with the terms of the Company Share Plans, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq Global Market and AIM, a market operated by the London Stock Exchange (“AIM”), (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinating the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(n) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) The Offered Securities. The Offered Securities in the form of Ordinary Shares have been duly and validly authorized (including pursuant to section 551 of the Companies Act 2006) and, when allotted and issued and delivered against payment therefor pursuant to this Agreement, will be validly allotted and issued, fully paid and not subject to any call for the payment of further capital and will be free of any liens, encumbrances, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Securities in the form of Ordinary Shares, save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied, and the Ordinary Shares represented by ADSs will rank equally in all respects with the existing Ordinary Shares. The Ordinary Shares represented by the ADSs may be freely deposited by the Company with the custodian for the Depositary or its nominee against issuance of ADRs evidencing such Offered Securities, as contemplated by the Deposit Agreement. The Offered Securities in the form of ADSs have been duly authorized for issuance and sale pursuant to this Agreement (including, in respect of Ordinary Shares represented by the ADSs, pursuant to section 551 of the Companies Act 2006) and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Securities in the form of ADSs is not subject to any liens, encumbrances, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase such Offered Securities (including those provided by section 561 (1) of the Companies Act 2006 in respect of the Ordinary Shares represented by ADSs), save for any rights of pre-emption under the Companies Act that have been duly waived or disapplied. Upon the sale and delivery to the Underwriters of the Offered Securities, and payment therefor, the Underwriters will acquire good, marketable and valid title to such Offered Securities (as nominee for the purchasers where applicable in respect of the Firm Shares), free and clear of all pledges, liens, security interests, charges, claims or encumbrances.

(q) Deposit Agreement; ADRs. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Upon due issuance by the Depositary of the ADRs evidencing the Offered Securities in the form of ADSs against the deposit of the Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The issuance and sale of the Offered Securities in the form of ADSs by the Company and the deposit of the Ordinary Shares with the custodian for the Depositary and the issuance of the ADRs evidencing such Offered Securities as contemplated by this Agreement and the Deposit Agreement will not trigger any anti-dilution rights of any holder of any Ordinary Shares or ADSs, securities convertible into or exchangeable or exercisable for Ordinary Shares or ADSs or options, warrants or other rights to purchase Ordinary Shares or ADSs or any other securities of the Company with respect to such Ordinary Shares, ADSs, securities, options, warrants or rights, save for any rights of pre-emption under the

Companies Act 2006 that have been duly waived or disapplied. The Deposit Agreement and the ADRs conform in all material respects to each description thereof in the Pricing Disclosure Prospectus. Each holder of ADRs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as a representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(r) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of association, by-laws or any other organizational documents, as the case may be, of the Company or its subsidiaries; (ii) in violation of the AIM Rules for Companies (including, where applicable, any guidance notes published by the London Stock Exchange from time to time that apply to the Company) and/or, assuming compliance by the Underwriters with the requirements and restrictions described under the captions “Underwriting – European Economic Area” and “United Kingdom” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, EU Regulation (EU 1129/2017) on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market; (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iv) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (iii) and (iv) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Conflicts. The execution, delivery and performance by the Company of each of the FractalDx Agreements and the other necessary corporate actions taken by the Company to effect the FractalDx spin-off transaction as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, by-laws or any other organizational documents, as the case may be, of the Company or its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the FractalDx Agreements, the Transaction Documents, the issuance and sale of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the Companies Act 2006, the Financial Services and Markets Act 2000, as amended (“FSMA”), EU Regulation (EU 596/2014) on market abuse (the “Market Abuse Regulation”), EU Regulation (EU 1129/2017) on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, the Nasdaq Global Market, the Financial Conduct Authority, the London Stock Exchange plc (“London Stock Exchange”), or AIM, and under applicable state securities, foreign securities or blue sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters. Without limitation, and assuming compliance by the Underwriters with the requirements and restrictions described under the captions “Underwriting – European Economic Area” and “United Kingdom” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Offered Securities have not been and will not be the subject of an offer to the public in the United Kingdom for the purposes of section 85(1) of FSMA and no invitation or inducement to acquire them has been or will be made which would be prohibited by section 21 of FSMA.

(v) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings, including without limitation, any proceedings, inquiries or investigation by the London Stock Exchange (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) Intellectual Property. (i) The Company and its subsidiaries own or have the valid, binding, and enforceable license(s) or other such right(s) to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct or in the proposed conduct of their respective businesses; (ii) the Intellectual Property owned by or licensed to the Company and its subsidiaries are free and clear of all material liens and encumbrances; (iii) to the knowledge of the Company, the patents, trademarks, and copyrights owned by or licensed to the Company or its subsidiaries are valid, enforceable and subsisting; (iv) the Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which intellectual property has been licensed to the Company or its subsidiaries, and all such agreements that have not expired or have not been intentionally terminated by the Company or any subsidiaries are in full force and effect; (v) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any rights to Intellectual Property of any person or entity; (vi) the Company and its subsidiaries have not received any written notice of any claim relating to the Intellectual Property owned by or licensed to the Company and its subsidiaries, challenging the validity, enforceability, scope, registration, ownership, or use of such Intellectual Property, and no such action, suit, claim, or other proceeding challenging is pending; (vii) no action, suit, claim, or other proceeding is pending alleging that the Company or its subsidiaries are infringing, misappropriating, diluting, or otherwise violating any rights to Intellectual Property of another person or entity with respect to any of the Company’s or any of its subsidiaries’ products, product candidates, processes, or Intellectual Property, and the Company and its subsidiaries have not received any written notice of such allegation(s); (viii) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person or entity; and (ix) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the confidentiality of the confidential information and trade secrets within the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(bb) Taxes. The Company and its subsidiaries (i) have paid all U.S. federal, state, local and non-U.S. taxes and have filed all tax returns required to be paid or filed through the date hereof, except for taxes being contested in good faith and for which reserves in accordance with GAAP have been taken; and (ii) do not have any tax deficiency that has been, or could reasonably be expected to be, determined adversely to the Company or its subsidiaries that would, singly or in the aggregate, result in a Material Adverse Effect.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate and applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(dd) No Labor Disputes. (A) There is no unfair labor practice complaint pending against the Company, nor, to the Company’s knowledge, threatened against it, before any U.S. or non-U.S. governmental authorities of competent jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party. The Company is not aware that any key employee or significant group of employees of the Company or its subsidiaries plans to terminate employment with the Company.

(ee) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending or, to the Company’s knowledge, contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each, a “Plan”) has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that (i) complies with the applicable requirements of the Exchange Act, (ii) enables the Company to comply with the AIM Rules for Companies and (iii) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that are designed to comply with the applicable requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting known to the Company’s management which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are reasonably adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj) Clinical Trials, Preclinical Studies and Tests and Regulatory Compliance. The clinical trials, preclinical studies and tests (collectively, “Studies”) that are described in, or the results of which are referred to in, the Registration Statement, the Pricing Disclosure Package or the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures and all applicable laws, including, without limitation, the Federal Food, Drug, and Cosmetic Act and its implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, and 812; each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company has no knowledge of any other Studies the results of which call into question, the results described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus; the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) to conduct such Studies; and the Company and its subsidiaries have not received any notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any Studies that are described or referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and there are no reasonable grounds for the same.

(kk) Cybersecurity; Data Protection. The Company’s and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (EU 2016/679) (“GDPR”); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are and have been in material compliance with all applicable laws, directives or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data (“Data Protection Laws”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have taken all necessary actions to prepare to comply with the GDPR and all other applicable laws and regulations with respect to Personal Data, and for which any non-compliance with same would be reasonably likely to create a material liability.

(ll) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Compliance with Healthcare Laws. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company: (i) has operated and currently operates its business in compliance with applicable provisions of the health care laws, including Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395 et seq. (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396 et seq (the Medicaid statute); the Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. § 1320a-7b(a); the criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under HIPAA; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the exclusion law, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§201 et seq.; Clinical Laboratory Improvement Amendments of 1988, 42 U.S.C. § 263a et seq.; the regulations promulgated pursuant to such laws; and any similar federal, state and local laws and regulations of any governmental authority including the Regulatory Agencies applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ products or services, (collectively the “Health Care Laws”) except as would not, singly or in the aggregate, result in a Material Adverse Effect; (ii) has not received any Form FDA-483, written notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from any court or arbitrator or governmental or regulatory authority alleging or asserting material non-compliance with (A) any Health Care Laws or (B) or any licenses, approvals, clearances, exemptions, permits, registrations, authorizations, and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all material Regulatory Authorizations required to conduct the business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation in any material respect of any term of any such Regulatory Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Proceeding”) from any governmental authority including any Regulatory Agency or any other third party alleging a material violation of any Health Care Laws or Regulatory Authorizations or limiting, suspending, modifying, or revoking any material Regulatory Authorizations, and has no knowledge that any governmental authority including any Regulatory Agencies or any other third party is considering any Proceeding; (v) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations (“Reports”) and that all such Reports were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental authority including any Regulatory Agencies; and (viii) along with its employees, officers and directors, has not been excluded, suspended or debarred from, or otherwise ineligible for participation in any government health care program or human clinical research.

(nn) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to such entities issued, administered or enforced by any governmental agency, including without limitation, the Proceeds of Crime Act 2002, the Terrorism Act 2000, the Terrorism Act 2006 and the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (in each case as amended) (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since the Company’s incorporation, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(pp) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(qq) No Broker’s Fees. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(rr) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities.

(ss) No Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, its affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of Offered Securities or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Offered Securities, whether to facilitate the sale or resale of the Offered Securities or otherwise, and has taken no action which would directly or indirectly violate Regulation M or FSMA, or any associated rules or regulations.

(tt) Margin Rules. Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(uu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vv) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ww) Listing Approval. The Ordinary Shares outstanding as of the date hereof are admitted to trading on AIM under the symbol “RENX.” The ADSs have been approved for listing on the Nasdaq Global Market, subject only to notice of issuance. A registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

(xx) Corporate Governance. The Company is in compliance with all admission requirements and continuing obligations pursuant to the AIM Rules for Companies, the Market Abuse Regulation and the UK Disclosure Guidance and Transparency Rules made by the UK Financial Conduct Authority, as amended from time to time (as applicable to the Company). The directors of the Company have considered the compliance by the Company with the principles of the 2018 Quoted Companies Alliance Governance Code and have established procedures to enable the Company to comply with the principles set out in such Governance Code.

(yy) No Public Offering in European Economic Area. The Company has not made and, assuming compliance by the Underwriters with the requirements and restrictions described under the captions “Underwriting – European Economic Area” and “United Kingdom” in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not make an offer to the public of the Offered Securities in any member state of the European Economic Area.

(zz) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aaa) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(bbb) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred shares issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(ccc) Stamp Taxes. No Transfer Taxes are required to be paid by or on behalf of the Underwriters in the United Kingdom or the United States in respect of (A) the execution and delivery of this Agreement or the Deposit Agreement; (B) the creation and issuance of the Ordinary Shares by the Company in the manner contemplated by the Transaction Documents; (C) the delivery of the Ordinary Shares by the Company to or for the account of the Underwriters (including, where applicable, where such Underwriter is nominee for purchasers of Firm Shares procured by it) in the manner contemplated by this Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares); (D) the delivery of the Ordinary Shares by the Company to the custodian for the Depositary in the manner contemplated by the Deposit Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares); (E) the issuance of the ADSs (or the ADRs evidencing the Offered Securities in the form of ADSs) by the Depositary, and the delivery of the ADSs (or the ADRs evidencing the Offered Securities in the form of ADSs) to or for the account of the Underwriters, in each case in the manner contemplated by the Transaction Documents; or (F) the initial sale and delivery by the Underwriters of the ADSs (or the ADRs evidencing the Offered Securities in the form of ADSs) to purchasers thereof in the manner contemplated by this Agreement.

(ddd) No Immunity. Neither the Company nor any of its subsidiaries or any of their respective properties, assets or revenues has immunity under English, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any

English, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 16(f) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(eee) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by each U.S. federal court and New York state court located in the Borough of Manhattan, in The City of New York (each, a “New York Court”) having jurisdiction under its own domestic laws and recognized by the courts of England and Wales as having jurisdiction to give such final judgment in respect of any suit, action or proceeding against the Company based upon the this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of England and Wales; provided, however, that the Company may have defenses open to it and enforcement may not be permitted if, among other things, (a) the judgment was obtained by fraud, or in proceedings contrary to natural or substantial justice, or contravenes public policy in England and Wales; (b) the judgment is for a sum payable in respect of taxes, or other charges of a like nature or is in respect of a fine or other penalty or otherwise based on a foreign law that the courts of England and Wales considers to relate to a penal, revenue or other public law; (c) the judgment amounts to judgment on a matter previously determined by the courts of England and Wales or conflicts with a judgment on the same matter given by a court other than a New York Court; (d) the judgment is given in proceedings brought in breach of an agreement for the settlement of disputes; (e) the judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained, or is a judgment that is otherwise specified in section 5 of the Protection of Trading Interests Act 1980, or is a judgment based on measures designated by the Secretary of State under section 1 of that Act; and (f) enforcement proceedings are not commenced within six years of the date of such judgment. The Company is not aware of any reason why the enforcement in England and Wales of such a New York Court judgment would be, as of the date hereof, contrary to public policy of England and Wales.

(fff) Valid Choice of Law. The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of England and Wales and will be honored by the courts of England and Wales, except as may be limited by general principles of equity and except where to do so would be inconsistent with or overridden by the Regulation (EC) No 593/2008 on the Law Applicable to Contractual Obligations (Rome I) or the restrictions described under the caption “Service of Process and Enforcement of Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

The Company has the power to submit, and pursuant to Section 16(c) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any New York Court and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. The Company has the power to designate, appoint and authorize, and pursuant to Section 16(c) of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Offered Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16(c) hereof.

(ggg) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 7 hereof do not contravene English law or public policy.

(hhh) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of the Offered Securities. Under current laws and regulations of England and Wales and any political subdivision thereof, any amount payable with respect to the Offered Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or pound sterling and freely transferred out of the United Kingdom, and no such payments made to the holders thereof or therein who are non-residents of the United Kingdom will be subject to income, withholding or other taxes under laws and regulations of the United Kingdom or any political subdivision or taxing authority thereof or therein and each such payment may be made on such basis without the necessity of obtaining any governmental authorization in the United Kingdom or any political subdivision or taxing authority thereof or therein.

(iii) No Rights to Purchase Preferred Shares. The issuance and sale of the Offered Securities by the Company and the deposit of the Ordinary Shares with the Depositary and the issuance of the ADRs evidencing the Offered Securities in the form of ADSs as contemplated by this Agreement and the Deposit Agreement will not cause any holder of any ADSs or Ordinary Shares, securities convertible into or exchangeable or exercisable for ADSs or Ordinary Shares or options, warrants or other rights to purchase ADSs or Ordinary Shares or any other securities of the Company to have any right to acquire any shares of preferred shares of the Company.

(jjj) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(kkk) Legality. The legality, validity, enforceability or admissibility into evidence of this Agreement and the Deposit Agreement in any jurisdiction in which the Company is incorporated or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(lll) Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(mmm) Tax Liability. No liability to or in respect of taxes has arisen or will arise against the Company as a result of any steps taken pursuant to the implementation of the FractalDx spin-off and, to the Company’s knowledge, there are no circumstances that could result in the Company becoming liable to any shareholder for or in respect of any taxes that have arisen or may arise for such shareholder as a result of any steps taken pursuant to the implementation of the FractalDx spin-off transaction as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except in each case as would not, singly or in the aggregate, result in a Material Adverse Effect.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing (which confirmation may be delivered by electronic mail), (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or, to the Company’s knowledge, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or, to the Company’s knowledge, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered Securities and, if any such order is issued, will use its reasonable best efforts obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f) Blue Sky Compliance. The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering Analysis and Retrieval system or any successor system.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives.

The restrictions described above do not apply to (i) the Offered Securities to be sold hereunder; (ii) any issuance of ADSs or Ordinary Shares or securities convertible into or exercisable for Ordinary Shares or ADSs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options (including net exercise), in each case outstanding on the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) grants of share options, share awards or other equity awards and the issuance of Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (whether upon the exercise of share options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity incentive plans in effect as of the Closing Date and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriters, in substantially the same form as the lock-up agreement in Exhibit A; (iv) the issuance of up to 5% of the total number of the Company’s issued and outstanding Ordinary Shares (including Ordinary Shares represented by ADSs), or securities convertible into, exercisable for, or which are otherwise exchangeable for, Ordinary Shares, immediately following the Closing Date, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the Underwriters in substantially the same form as the lock-up agreement in Exhibit A; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(q) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver by a press release substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service or as otherwise permitted under FINRA Rule 5131 at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered Securities as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(k) Exchange Listing. The Company will use its reasonable best efforts to list the ADSs on the Nasdaq Global Market, subject only to official notice of issuance; the ADSs shall have been determined to be eligible for clearance and settlement through the facilities of the DTC.

(l) Admission to AIM. The Company will use its reasonable best efforts (i) to procure that the Ordinary Shares represented by ADSs and the Offered Securities in the form of

Ordinary Shares are admitted to trading on AIM by 8:00 a.m. (UK time) on the business day immediately following the Closing Date, including, without limitation, maintaining the admission of the Ordinary Shares to trading on AIM until such Ordinary Shares are so admitted; (ii) to make the appropriate announcements through a regulatory information service of the issue of the ADSs and the Ordinary Shares and the arrangements contemplated by this Agreement in accordance with AIM Rules for Companies (as applicable) published by the London Stock Exchange from time to time; and (iii) otherwise to comply with AIM Rules for Companies in relation to the arrangements contemplated by this Agreement.

(m) Reports. For a period of three years from the date of this Agreement, so long as the Offered Securities are outstanding, the Company will furnish to the Representatives, as soon as commercially reasonable after the date on which they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system or any successor.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(p) Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a “foreign private issuer” as defined in Rule 405 under the Securities Act at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

(q) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(r) Insolvency. No order has been made or petition or application presented or resolution passed by the Company or its subsidiaries or any of their respective directors for the winding up of the Company or its subsidiaries or for the appointment of a provisional liquidator to the Company or its subsidiaries or for an administration order in respect of the Company or its subsidiaries; no receiver or manager has been appointed by any person of the whole or any part of the business or assets of the Company or its subsidiaries; no voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company or its subsidiaries; no compromise or arrangement has been proposed, agreed to or sanctioned under section 899 of the Companies Act 2006 in respect of the Company or its subsidiaries; no action is being taken to strike the Company or its subsidiaries off the register under sections 1000 or 1003 of the Companies Act 2006; and, to the Company’s knowledge, no equivalent steps or action are being undertaken, or equivalent circumstances exist, in any jurisdiction outside of England and Wales.

(s) Market Abuse. Neither the Company nor any of its subsidiaries have, directly or indirectly, in relation to the issue and sale of the Offered Securities, done any act or engaged in any course of conduct in breach of sections 89 and 90 of the Financial Services Act 2012 or which would constitute “market abuse” under the Market Abuse Regulation, in each case including any regulations made pursuant thereto, or the equivalent provisions under the securities laws applicable in any other relevant jurisdiction nor, to the knowledge of the Company, has any person acting on its behalf or on behalf of any of its subsidiaries done any act or engaged in any course of conduct as described above (other than the Underwriters in respect of which the Company makes no representation or warranty).

(t) Deposit Agreement. On the Closing Date and each applicable Additional Closing Date, the Company agrees (i) to deposit Ordinary Shares with the custodian for the Depositary in accordance with the provisions of the Deposit Agreement and will otherwise comply with the Deposit Agreement so that ADRs evidencing the Offered Securities in the form of ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters and (ii) to otherwise comply with the terms of the Deposit Agreement, including without limitation, the covenants set forth in the Deposit Agreement.

(u) Transfer Agent. The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Ordinary Shares.

(v) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Tax, including any interest and penalties, which are required to be paid, in the United Kingdom or the United States, on: (i) the creation and issuance of the Ordinary Shares by the Company in the manner contemplated by the Transaction Documents, (ii) the delivery of the Ordinary Shares by the Company to or for the account of the Underwriters (including, where applicable, where such Underwriter is nominee for purchasers of Firm Shares procured by it) in the manner contemplated by this Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares), (iii) the delivery of the Ordinary Shares by the Company to the custodian for the Depositary in the manner contemplated by the Deposit Agreement (and for the avoidance of doubt, the “manner contemplated by this Agreement” is that such delivery of Ordinary Shares shall form part of the issuance of such Ordinary Shares), (iv) the issuance of the Offered Securities in the form of ADSs (or ADRs evidencing the Offered Securities in the form of ADSs) by the Depositary, and the delivery of the Offered Securities in the form of ADSs (or ADRs evidencing the Offered Securities in the form of ADSs) to or for the account of the Underwriters in the manner contemplated by this Agreement, (v) the initial sale and delivery by the Underwriters of the ADSs (or ADRs evidencing the Offered Securities in the form of ADSs) to purchasers thereof in the manner contemplated by this Agreement and (vi) the execution and delivery of the Transaction Documents.

All indemnity payments to be made by the Company hereunder in respect of this Section 4(v) shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income or franchise taxes imposed on the Underwriters by the United Kingdom or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such withholding or deduction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(w) Value Added Tax. All sums payable to the Underwriters shall be considered exclusive of any value added tax chargeable pursuant to the Value Added Tax Act 1994 and legislation and regulations supplemented thereto and any other tax of a similar fiscal nature imposed in the United Kingdom (instead of or in addition to the value added tax) or elsewhere from time to time (“VAT”). Where VAT is or becomes chargeable in respect of any supply by any Underwriter, and such Underwriter is the person who is required to account for VAT to the relevant tax authority, the Company shall pay in addition to the sum payable hereunder an amount equal to any applicable VAT subject to receipt of a valid VAT invoice from the relevant Underwriter in respect of the supply to which the payment relates. Where the Company is required by the terms of this Agreement to reimburse or indemnify any of the Underwriters for any cost or expense, the Company shall reimburse or indemnify such Underwriter for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Underwriter is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase or procure purchasers for the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cooley LLP, as U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of U.K. Counsel for the Company. Cooley (UK) LLP, as U.K. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion of IP Counsel for the Company. Cooley LLP, as IP counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Goodwin Procter LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) Opinion of Counsel for the Depositary. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Citibank, N.A., counsel for the Depositary, with respect to such matters as the Representatives may reasonably request and in form and substance reasonably satisfactory to the Representatives.

(k) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities.

(l) FINRA. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n) Exchange Listing. The Offered Securities in the form of ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) Approval of Admission to AIM. The Ordinary Shares are admitted to trading on AIM and the Company shall have applied to the London Stock Exchange for the Ordinary Shares represented by the ADSs and the Offered Securities in the form of Ordinary Shares to be admitted to trading on AIM at 8:00 a.m. (United Kingdom time) on the business day immediately following the Closing Date or the Additional Closing Date, as the case may be, which application has not been rejected, and such Ordinary Shares have been allotted conditional only on receipt by the Company of funds for the Ordinary Shares represented by the ADSs and the Offered Securities in the form of Ordinary Shares and admission to AIM.

(p) Depositary. The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect. The Depositary shall have furnished or caused to be furnished to the Company at the Closing Date or the Additional Closing Date, as the case may be, certificates satisfactory to the Underwriters evidencing the deposit with the custodian for the Depositary or its nominee of the Ordinary Shares being deposited against issuance of ADRs evidencing the Offered Securities in the form of ADSs to be delivered by the Company, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered Securities pursuant to the Deposit Agreement.

(q) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Ordinary Shares, ADSs or certain other securities, delivered to J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph, the information in the eighth paragraph, and the twentieth and twenty-first paragraphs describing passive market making activities and stabilization under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonably incurred and documented fees and expenses in such proceeding and shall pay the reasonably incurred and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Offered Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Additional Securities, prior to the Additional Closing Date (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, the Nasdaq Global Market or AIM, or trading in securities generally shall have been suspended or materially limited on or by any of the Nasdaq Global Market, the New York Stock Exchange, the London Stock Exchange or AIM; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or English and Welsh authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or England and Wales, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Firm Securities on the Closing Date or the Additional Securities on the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase or procure purchasers for the Offered Securities that it has agreed to purchase or procure purchasers for hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of or procure purchasers for such Offered Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of, or procure purchasers for, such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase or procure the purchase of such Offered Securities on such terms. If other persons become obligated or agree to purchase or procure the purchase of the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases or procures purchasers for Offered Securities that a defaulting Underwriter agreed but failed to purchase or procure purchasers for.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase or procure purchasers for the number of Offered Securities that such Underwriter agreed to purchase or procure purchasers for hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase or procure purchasers for on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase or procure purchasers for Offered Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any Transfer Taxes payable in that connection, to the extent provided by Section 4(v); (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the reasonable and documented fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Securities under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (vi) the cost of preparing share certificates; (vii) the costs and charges of any transfer agent, registrar or depositary; (viii) all expenses (including the documented expenses of counsel for the Underwriters) and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, provided that any fees and expenses of counsel for the Underwriters pursuant to clause (v) above and this clause (viii) shall not exceed $10,000 in the aggregate; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, provided, however, that the Company and the Underwriters will each pay 50% of the cost of any aircraft chartered to be used in connection with such road show by both the Company and the Underwriters; (x) all expenses and application fees related to the listing of the Offered Securities in the form of ADSs on the Nasdaq Global Market; and (xi) all expenses and application fees related to obtaining admission to trading of the Offered Securities in the form of Ordinary Shares on AIM.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Offered Securities for delivery to the Underwriters (other than by reason of a default by any Underwriter) or (iii) the Underwriters decline to purchase or procure purchasers for the Offered Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligation to purchase or procure purchasers for the Offered Securities.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk and c/o Stifel, Nicolaus & Company, Incorporated, 787 Seventh Avenue, 11th Floor, New York, New York 10019; Attention: General Counsel. Notices to the Company shall be given to it at Renalytix AI plc, Avon House, 19 Stanwell Road, Penarth, Cardiff, United Kingdom, CF64 2EZ; Attention: Secretary.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of a New York Court in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Renalytix AI, Inc., located at 1460 Broadway, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) MIFID Product Governance. Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules (i) Stifel, Nicolaus & Company, Incorporated acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the ADSs and Ordinary Shares and the related information set out in the Prospectus in connection with the ADSs and Ordinary Shares; and (ii) the Underwriters and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the ADSs and Ordinary Shares and the related information set out in the Prospectus in connection with the ADSs and Ordinary Shares.

(e) Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) England and Wales, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(h) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(h):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(j) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Exhibit 1.1

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

RENALYTIX AI PLC

By:
Name: James McCullough
Title: Chief Executive Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

For themselves and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Authorized Signatory

Exhibit 1.1

Schedule 1

Underwriter	Number of Firm Securities
	ADSs	Ordinary Shares
J.P. Morgan Securities LLC
Stifel, Nicolaus & Company, Incorporated

Total

Schedule 1 - 1

Exhibit 1.1

Annex A

a.	Pricing Disclosure Package

[•]

[b.	Pricing Information Provided Orally by Underwriters]

[•]

Annex A - 1

Exhibit 1.1

Annex B

Written Testing-the-Waters Communications

[None]

Annex B - 1

Exhibit 1.1

ANNEX C

Renalytix AI plc

Pricing Term Sheet

[TO COME]

Annex C - 1

Exhibit 1.1

Exhibit A

FORM OF LOCK-UP AGREEMENT

[•], 2020

J.P. MORGAN SECURITIES LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

Re: Renalytix AI plc — Global Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Renalytix AI plc, a public limited company incorporated under the laws of England and Wales (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”), representing ordinary shares, nominal value £0.0025 per share, of the Company (“Ordinary Shares” and, together with ADSs, the “Securities”) and a concurrent private placement of Ordinary Shares in Europe and countries outside the United States (together with the Public Offering, the “Global Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Global Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise

Exhibit A - 1

transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares (including without limitation, ADSs or Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of an option or warrant) (collectively with the ADSs and Ordinary Shares, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that, as of the date hereof, the undersigned is not a party to any hedging or other transactions or arrangements of the type described in this paragraph, which transactions would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or to a charitable organization or educational institution in a transaction not involving a disposition for value, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

Exhibit A - 2

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to stockholders, shareholders, members, limited partners, general partners or subsidiaries of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) to the Company in connection with the vesting, settlement, or exercise of options, warrants or other rights to purchase Ordinary Shares or ADSs (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such options, warrants or rights; provided that any Ordinary Shares or ADSs received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under any equity incentive or other benefit plan described in the Prospectus, or

(x) pursuant to a bona fide third-party tender offer, merger, consolidation, scheme of arrangement or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s securities involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation, scheme of arrangement or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) and/or pursuant to the acceptance of a general offer for the ordinary share capital of the Company made in accordance with the UK City Code on Takeovers and Mergers (a “Takeover Offer”) or the provision of an irrevocable undertaking to accept a Takeover Offer; provided that in the event that such tender offer, merger, consolidation, scheme of arrangement or other similar transaction, including a Takeover Offer, is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated a lock-up letter in

Exhibit A - 3

the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (v), and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or applicable rules and regulations of AIM, a market operated by the London Stock Exchange plc (“AIM”)), or other public announcement shall be required or shall be made voluntarily during the Restricted Period in connection with such transfer or distribution, and (C) in the case of any transfer or distribution pursuant to clause (a) (ix), any public announcement or filing under the Exchange Act (or applicable rules and regulations of AIM) made by any person during the Restricted Period shall clearly indicate therein the nature and conditions of such transfer or distribution as described clause (ix);

(b) exercise options or settle equity awards granted under any plan or exercise warrants of the Company, in either case described in the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; provided further that any public announcement or filing under the Exchange Act (or applicable rules and regulations of AIM) made by any person during the Restricted Period shall clearly indicate therein that the underlying shares continue to be subject to the restrictions on transfer set forth in this Letter Agreement; and

(c) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) any public announcement or filing under the Exchange Act (or applicable rules and regulations of AIM) made by any person during the Restricted Period regarding the establishment of such plan shall include a statement that the undersigned is not permitted to transfer, sell or otherwise dispose of securities under such plan during the Restricted Period;

(d) deposit Ordinary Shares with the depositary, in exchange for the issuance of ADSs, or the cancellation of ADSs in exchange for the issuance of Ordinary Shares; provided that such ADSs or Ordinary Shares issued pursuant to this clause (d) held by the undersigned shall remain subject to the terms of this Letter Agreement;

(e) sell Securities acquired in the Global Offering (other than any issuer-directed Securities purchased in the Global Offering by an officer or director of the Company) or Ordinary Shares or ADSs acquired in open market transactions after the closing date for the Global Offering, provided that no filing by any party under the Exchange Act (or applicable rules and regulations of AIM) or other public announcement shall be required or made voluntarily in connection with such sale during the Restricted Period; and

(f) sell the Securities to be sold by the undersigned pursuant to the terms of the Underwriting Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Exhibit A - 4

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Global Offering.

If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. This Letter Agreement and all authority herein conferred or agreed to be conferred are irrevocable, shall survive the death or incapacity of the undersigned (if a natural person) and all obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated, on the one hand, or the Company, on the other hand, advises the other in writing that it has determined not to proceed with the Global Offering, (ii) the Underwriting Agreement does not become effective by December 31, 2020, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iv) if the Company files an application with the SEC to withdraw the registration statement related to the Global Offering, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Global Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

Exhibit A - 5

Exhibit 1.1

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Exhibit 1.1

Exhibit B

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Renalytix AI plc

Public Offering of

[•] Ordinary Shares

and

[•] American Depositary Shares

Representing [•] Ordinary Shares

, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Renalytix AI plc (the “Company”) of ______ ordinary shares, nominal value £0.0025 per share (the “Ordinary Shares”), of the Company and ______ American Depositary Shares (“ADSs”), each representing ______ Ordinary Shares.

J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the [Ordinary Shares][ADSs], effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

Exhibit B - 1

[Signature of Stifel, Nicolaus & Company, Incorporated Representative]

[Name of Stifel, Nicolaus & Company, Incorporated Representative]

cc: Renalytix AI plc

Exhibit B - 2

Exhibit 1.1

Exhibit C

[Form of Press Release]

Renalytix AI plc

[Date]

Renalytix AI plc (“Company”) announced today that J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated, the lead book-running managers in the Company’s recent public sale of ______ ordinary shares, nominal value £0.0025 per share (the “Ordinary Shares”), of the Company and ______ American Depositary Shares (“ADSs”), each representing ______ Ordinary Shares, are [waiving] [releasing] a lock-up restriction with respect to [Ordinary Shares][ADSs] of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ______________, 20__, and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C - 1